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                     CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS


To:   To Securities and Exchange Commission
      Washington, D.C.

      Pursuant to Rule 438, each of us consents to being named as about to become a director of Americorp in the registration statement on Form S-4 of Americorp and any amendments.


                                           DATED:


/s/ Michael T. Hribar                               10/23/98
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Michael T. Hribar


/s/ Edward F. Paul                                  10/28/98
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Edward F. Paul


/s/ Joseph L. Priske                                10/23/98
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Joseph L. Priske


/s/ Jacqueline S. Pruner                            10/23/98
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Jacqueline S. Pruner